                                                                                                   Exhibit 99.1

[logo] PHOENIX

     The Phoenix Companies, Inc.                                          N  E  W  S     R  E  L  E  A S E

     One American Row
     PO Box 5056
     Hartford CT 06102-5056
     PhoenixWealthManagement.com

     ___________________________

For: Immediate Release

Contact:  Media Relations:     Alice S. Ericson    860-403-5946
          Investor Relations:  Peter A. Hofmann  860-403-7100

                                  The Phoenix Companies Announces Acquisition
                               of Minority Interest in Seneca Capital Management

Hartford, Conn., May 2, 2005 - The Phoenix Companies, Inc. (NYSE: PNX) today announced that it has purchased the minority interest in Seneca Capital Management, LLC (SCM) it did not already own.  In addition, Gail P. Seneca, Ph.D., SCM's founder and chief executive officer, has expressed her intentions to transition out of SCM by December 31, 2005.
      Terms of the purchase were not disclosed, and the impact is not material to Phoenix's financial statements.
      "Asset management is essential to our strategy of providing financial products and services to the high-net-worth and institutional markets, and the quality capabilities at SCM are important to that strategy,"
said Dona D. Young, Phoenix's chairman, president and chief executive officer. "This transaction also marks significant progress on our goal of converting our asset management business to a 100-percent-owned model, which will go far in making it a growing, profitable contributor to Phoenix."
      Mrs. Young added, "We are committed to our multi-manager approach, which maintains each firm's unique identity, culture, and investment philosophy and style while providing strong support for non-investment functions."

                                                    -more-

                                                                                                  Exhibit 99.1

The Phoenix Companies, Inc. ... 2

     Gretchen Lash, chief executive and chief investment officer of Engemann Asset Management (EAM), another wholly owned subsidiary with distinct investment styles, was named CEO of SCM, effective today. Ms. Seneca will become chairman of the firm. Ms. Lash will work closely with Ms. Seneca through the remainder of the year to ensure a seamless transition. She will continue her duties as CEO at Engemann. Albert Gutierrez and Richard D.
Little will continue to lead the fixed income and equities investment teams, respectively.
     After the transition, Ms. Seneca will focus on Luminent Mortgage Capital, Inc., a publicly traded real estate investment trust, which has an advisory agreement with SCM to manage certain fixed income assets. "I take great pride in having built Seneca Capital Management into a widely respected $12 billion money manager. I look forward to another entrepreneurial challenge," Ms. Seneca said.
     "I am confident that Seneca's clients will continue to be well served by the seasoned and talented team of professionals who will lead Seneca into the future. Gretchen's wealth of investment and managerial experience will strengthen the firm significantly. She is an excellent choice to succeed me," she said.
     In commenting on the announcement, Daniel T. Geraci, executive vice president, The Phoenix Companies, and president and chief executive officer of Phoenix Investment Partners, said, "Gail has done a superb job developing Seneca into the fine organization it is today, and we are united in our commitment to continuity. As we do with Engemann and all of our wholly owned firms, Phoenix will provide a high level of administrative, operational and product development support and let the existing investment teams continue serving their clients according to their distinct and established disciplines.
     "The changes we are beginning today will create additional opportunities to realize synergies and efficiencies between Seneca and Phoenix, while ensuring that Seneca's boutique culture, investment processes and client service functions remain distinct," he said.
     The Phoenix Companies, Inc. is a leading manufacturer of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth. It has two principal operating subsidiaries, Phoenix Life Insurance Company and Phoenix Investment Partners, Ltd. Through a variety of advisors and financial services firms, the company provides products and services to affluent and high-net-worth individuals and to institutions. Phoenix has corporate offices in Hartford, Connecticut.

                                                      -more-

                                                                                                   Exhibit 99.1

The Phoenix Companies, Inc. ... 3

     Phoenix Investment Partners provides individuals and institutions with disciplined money management through a number of investment affiliates, and offers managed accounts, mutual funds, institutional asset management, closed-end funds and alternative financial products. It had $42.9 billion in third party assets under management as of December 31, 2004. For more information, visit www.phoenixwealthmanagement.com.
     Founded in 1989 by Gail P. Seneca, Seneca Capital Management provides investment management services to foundations, endowments, corporations, public funds, multi-employer plans, private clients and high-net-worth individuals. Based in San Francisco, the firm had $12.0 billion under management as of December 31, 2004.
    Founded in 1969, Engemann Asset Management became a wholly owned subsidiary of Phoenix Investment Partners in 1997. Specializing in growth equity, the firm had $5.9 billion in assets under management as of December 31,
2004. Engemann is based in Pasadena, California.

                                                    # # #